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                                                                    EXHIBIT 99.2

Contacts:      Clete T. Brewer, Chairman and Chief
               Executive Officer
               Terry C. Bellora, Chief Financial Officer
               StaffMark, Inc.
               (501) 973-6084

               Tom Smellie/Cindy Leggett-
               Flynn/Lekha Rao
               Brunswick Group
               (212) 333-3810

               Frank Thomas
               Stephens Group, Inc.
               (501) 377-8127

          StaffMark Announces Sale of Commercial Services Division
          --------------------------------------------------------

Fayetteville, Arkansas - May 17, 2000 - StaffMark, Inc. (NASDAQ: STAF) (the "Company") today announced continued progress in its strategy to focus its resources on its growing e-solutions consultancy, Edgewater Technology Inc. The Company today entered into an agreement to sell its Commercial Services Division to Stephens Group, Inc. for approximately $196 million in cash subject to potential upward or downward adjustment in connection with the closing. The sale, which is subject to certain conditions precedent to closing, is expected to close as early as the second quarter of this year. Following the closing, the Commercial Services Division will have the right to use the StaffMark name across its 250 offices throughout the U.S. The Company intends to change its name following the sale of the Commercial Services Division. Proceeds realized from the consummation of the Commercial Services Division will be used to repay bank debt.

As previously announced, one of the Company's indirect wholly owned subsidiaries is pursuing the sale of substantially all of its equity interests in Robert Walters, the global resource consultancy service, through a public offering on the London Stock Exchange. It is expected that the offering will occur in the third quarter of this year, subject to market conditions. Strategic alternatives for each of the Company's other businesses - IntelliMark, ClinForce and Strategic Legal Resources - are currently being reviewed that could result in Edgewater remaining as the primary operating unit of the Company.

Assuming the Commercial Services Division sale precedes the Robert Walters public offering, a portion of the proceeds from the public offering is expected to be used to repay the remaining balance of bank debt, and the remainder is expected to be re-deployed in a manner designed to enhance stockholder value and the capital position of Edgewater.

Clete Brewer, Chairman and CEO of the Company, said, "The sale of our Commercial Services Division, the Robert Walters public offering and our strategic focus on Edgewater are representative of our commitment to increasing stockholder returns.

"We continue to experience high demand for Edgewater's e-consulting expertise.
By focusing our attention on Edgewater and providing the resources required, we plan to capitalize on our fast growing e-commerce capabilities, in order to enable the Company to compete successfully in the rapidly growing Internet professional services space and it is our goal to eventually trade under the ticker symbol EDGW on the NASDAQ National Market."
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He continued, "As we concentrate on Edgewater, we plan to structure our Board to add individuals in the technology and business services industry, as well as bring in additional top talent to support the sales, marketing and recruiting engines of Edgewater. As we conclude these transactions, we are also preparing a corporate restructuring plan to reduce and align our corporate costs to our remaining operating units."

Credit Suisse First Boston Corporation served as the financial advisor to the Company for the sale of the Commercial Services Division.

General Information
-------------------

In 1999, the Commercial Services Division recorded revenues of $608.8 million, operating income of $35.7 million and EBITDA of $42.7 million before unallocated corporate costs. As part of the transaction, the Commercial Services Division will be taking on corporate expenses which relate directly to the Commercial Services Division. Last year these expenses amounted to approximately $7.5 million. During the first quarter of 2000, the Commercial Services Division recorded revenues of $154.1 million, operating income of $7.1 million and EBITDA of $8.9 million before unallocated corporate expenses of approximately $2.2 million.

The Company currently provides human resource and business solutions through six specialty platforms: StaffMark commercial services and training services; IntelliMark information technology staffing and solutions; Robert Walters finance/accounting staffing services; ClinForce clinical trials support services; Strategic Legal Resources legal and paralegal staffing services; and Edgewater Technology e-solutions services. The Company has developed proprietary consulting tools and solutions that form the foundation of its managed staffing and master vendor services. The Company operates more than 320 offices in 32 states and 14 countries. Find more information at www.staffmark.com.

Located in Boston's Route 128 technology corridor, Edgewater is an award-winning e-business and Internet professional services firm. Edgewater applies its e-strategy, e-solutions and outsourcing services to vertical markets including retail, e-commerce, financial and asset management and customer relationship management, or CRM. Edgewater consultants implement mission-critical e-solutions for clients that range from Internet pure-play dot.coms to long-established "brick and mortar" companies.

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the amount and uses of proceeds from the Commercial Services Division sale; the anticipated name and trading symbol change for the Company; the planned disposition of equity interests in the Robert Walters plc consultancy and estimated proceeds and uses of proceeds from the disposition; planned e-commerce growth and competitive initiatives for the Company's Edgewater e-solutions unit; and planned Board changes and corporate cost restructuring plans. Words such as "will," "intend," "increasing," "pursue," "provide," "begin," "should," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) an inability to successfully complete the Commercial Services Division sale transaction or Robert Walters plc public share offering (in general or on terms acceptable to the Company); (ii) declines in demand for placement (permanent or temporary) of staffing or solutions services; (iii) changes in industry trends, such as changes in the demand for or supply of commercial or professional/information technology staffing personnel, whether on a temporary or permanent placement basis; (iv) adverse developments involving debt, equity, currency or technology market conditions; (v) failure to obtain new customers or retain significant existing customers; (vi) loss of key executives; and/or (vii) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest rates. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or
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implied in the forward-looking statements as a result of the various factors described above and those further set forth under the headings "Management Discussion and Analysis - Possible Robert Walters Flotation," "- Foreign Currency Translation" and "- Special Note Regarding Forward Looking Statements" in the Company's Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission on May 8, 2000, "Business--Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 20, 2000, and under the heading "Potential Risks, Detriments and Other Considerations Associated With The Transaction" in the Company's definitive proxy statement dated September 25, 1998, which was filed with the Securities and Exchange Commission on September 25, 1998.